EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Take-Two Interactive Software, Inc. of our report dated December 21, 1998 relating to the financial statements which appears in Take-Two Interactive Software, Inc.'s Annual Report on Form 10-KSB for the year ended October 31, 1998.

                                                  /s/ PricewaterhouseCoopers LLP
New York, New York
October 26, 1999